HCI VIOCARE

NOTICE OF STOCK AWARD

IOANNIS KARDARAS of 3 Aspasias Street, Palea Penteli 15236, Greece, you have been granted a stock award of the Common Stock (the “Common Stock”) of HCI Viocare as follows:

Grant number:	0010
Date of Grant:	March 6, 2017
Vesting Commencement Date:	See vesting schedule below
Total Number of Award Shares Granted:	50,000 COMMON SHARES
Term/Expiration Date:	N/A

VESTING SCHEDULE:  This Award may be issued, in whole or in part, in accordance with the following schedule:

•	Fully vested on grant date